EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Urologix, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-11981, 333-13271, 333-41385, 333-84869, 333-53634, 333-82854, 333-109259 and 333-124939) of Urologix, Inc. of our report with respect to the balance sheets of Urologix, Inc. as of June 30, 2007 and 2006, and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2007, which report appears in the June 30, 2007 annual report on Form 10-K of Urologix, Inc.

Our report refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on July 1, 2005, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, as of July 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota

September 18, 2007